EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

(Dennis M. Lindahl)

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into effective January 24, 2007 by and between Gander Mountain Company, a Minnesota corporation (the “Company”), and Dennis M. Lindahl, a resident of Minnesota (“Executive”).

A.                                   Executive is employed by the Company pursuant to an Employment Agreement entered into as of March 1, 2006 (the “Employment Agreement”).

B.                                     The Company and the Executive have agreed that as of the date of this Amendment, Executive will transfer to the position of Executive Vice President, Strategy and Business Development.

C.                                     The Company desires to retain Executive in this new role, and Executive wishes to be employed in this new role, on the terms and conditions set forth in the Employment Agreement as modified by this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                        Section 9(b) of the Employment Agreement is hereby amended by inserting at the end of such Section 9(b) the following additional text:

Notwithstanding anything to the contrary contained in Section 9(a) of this Agreement above, if (x) Executive voluntarily resigns his employment with the Company effective on or before July 23, 2007, and (y) as of the effective date of such resignation by Executive no circumstances exist that would constitute Cause (as defined below), then the Company shall, subject to Sections 9(j) and 9(k) of this Agreement and in addition to any base salary earned through the Termination Date and any Annual Incentive Bonus earned but unpaid for the completed fiscal year preceding the fiscal year in which the Termination Date occurs, pay to Executive severance pay in such amounts set forth in Sections 9(b)(i) and 9(b)(ii) above.

2.                                       Other than as expressly amended by this Amendment, the Employment Agreement shall continue in full force and effect as so amended.

IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date set forth in the first paragraph.

GANDER MOUNTAIN COMPANY

180 East Fifth Street
Suite 1300
St. Paul, MN 55101

By	/s/ Richard C. Dell
Richard C. Dell
Its	Chairman of the Compensation
Committee of the Board of Directors

/s/ Dennis M. Lindahl
DENNIS M. LINDAHL

9219 Hyland Creek Circle
Bloomington, MN 55437